Exhibit 10.3

RECEIVABLES PURCHASE AGREEMENT

Dated as of September 30, 2003

COMPUCREDIT

CREDIT CARD MASTER NOTE BUSINESS TRUST III

between

COLUMBUS BANK AND TRUST COMPANY

and

COMPUCREDIT CORPORATION

TABLE OF CONTENTS

(continued)

		Page

Section 7.13.	Schedules and Exhibits	17

Section 7.14.	Survival of Representations and Warranties	17

RECEIVABLES PURCHASE AGREEMENT, dated as of September 30, 2003, by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”) and COLUMBUS BANK AND TRUST COMPANY, a state chartered bank organized under the laws of the State of Georgia (“Columbus Bank”).

W I T N E S S E T H:

WHEREAS, CompuCredit desires to purchase, from time to time, Receivables (hereinafter defined) arising under certain credit card accounts of Columbus Bank;

WHEREAS, CompuCredit desires to sell and assign from time to time certain Receivables to CompuCredit Funding Corp. III, a Nevada corporation (together with its successors and permitted assigns, “CFC”);

WHEREAS, it is contemplated that certain of the Receivables purchased hereunder will be transferred by CompuCredit to CFC for transfer by CFC to the Issuer (hereinafter defined) in connection with the issuance of certain asset-backed notes;

WHEREAS, Columbus Bank agrees that all covenants and agreements made by Columbus Bank herein with respect to the Columbus Accounts (hereinafter defined) and Receivables, to the extent such Columbus Accounts and Receivables therein have been designated for the Issuer, shall also be for the benefit of CFC, the Issuer, and the Indenture Trustee (hereinafter defined) for the benefit of the holders of its asset-backed notes; and

WHEREAS, CompuCredit and Columbus Bank desire to supplement the Affinity Agreement (hereinafter defined).

NOW, THEREFORE, it is hereby agreed by and between Columbus Bank and CompuCredit as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. All capitalized terms used herein or in any certificate or document, or Conveyance Paper made or delivered pursuant hereto, and not otherwise defined herein or therein, shall have the meaning ascribed thereto in the Affinity Agreement, the Indenture, the Transfer and Servicing Agreement or the Trust Agreement (each as hereinafter defined); in addition, the following words and phrases shall have the following meanings:

“Affinity Agreement” shall mean the Affinity Card Agreement, dated as of January 6, 1997 between Columbus Bank, CompuCredit and CompuCredit Acquisition Corporation, as amended to the date hereof and as such agreement may be amended from time to time hereafter.

“Agreement” shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

“Appointment Date” shall have the meaning set forth in Section 6.02.

“CFC” shall have the meaning set forth in the Recitals hereto.

“CFC Purchase Agreement” shall mean the Receivables Purchase Agreement between CompuCredit and CFC, dated as of September 30, 2003.

“Columbus Account” shall mean each VISA® or MasterCard®1 account established pursuant to a Credit Card Agreement between Columbus Bank and any Person, which account is originated pursuant to the Affinity Agreement and is identified by the bank identification numbers specified on Schedule A hereto, as such Schedule A may be amended from time to time.

“Columbus Bank” shall have the meaning set forth in the Recitals hereto.

“CompuCredit” shall have the meaning set forth in the Recitals hereto.

“Conveyance” shall have the meaning set forth in subsection 2.01(a).

“Conveyance Papers” shall have the meaning set forth in subsection 4.01(a)(ii).

“Dissolution Event” shall have the meaning set forth in Section 6.02.

“Finance Charge Receivables” shall mean all Receivables in the Columbus Accounts, which would be treated as “Finance Charge Receivables” in accordance with the definition for such term in the Transfer and Servicing Agreement.

“Indenture” shall mean the Master Indenture, dated as of September 30, 2003, among the Issuer, the Indenture Trustee, and CompuCredit, as Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean the indenture supplement pursuant to which a Series is issued.

“Indenture Trustee” shall mean The Bank of New York in its capacity as indenture trustee under the Indenture, or its successor in interest, or any successor indenture trustee appointed as provided in the Indenture.

“Interchange” shall mean the fees paid through VISA or MasterCard, as applicable, in connection with cardholder charges for goods or services with respect to the Columbus Accounts.

“Issuer” shall mean the CompuCredit Credit Card Master Note Business Trust III, a Nevada business trust.

[1]	VISA® and MasterCard® are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Obligor” shall mean, with respect to any Columbus Account, the Person or Persons obligated to make payments with respect to such Columbus Account, including any guarantor thereof, but excluding any merchant.

“Owner Trustee” shall mean Wilmington Trust FSB, a federal savings bank, not in its individual capacity but solely as owner trustee under the Trust Agreement (unless otherwise specified), and any successor Owner Trustee thereunder.

“Principal Receivables” shall mean all Receivables in the Columbus Accounts, which would be treated as “Principal Receivables” in accordance with the definition for such term in the Transfer and Servicing Agreement.

“Program” shall mean the affinity credit card program conducted pursuant to the terms of the Affinity Agreement.

“Purchased Assets” shall have the meaning set forth in subsection 2.01(a).

“Receivables” shall mean all amounts payable by Obligors on any Columbus Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables as such terms are defined in the Transfer and Servicing Agreement.

“Recoveries” shall mean all amounts received with respect to Receivables which have been previously charged off.

“Retained Interest” shall mean an undivided percentage interest to be retained by Columbus Bank in all Receivables, which undivided percentage interest for any Monthly Period shall be equal to the percentage equivalent of a fraction, the numerator of which is $1,000,000 and the denominator of which is the daily average outstanding balance of the Principal Receivables in the Columbus Accounts for such Monthly Period.

“Servicer” shall mean the Servicer from time to time under the Transfer and Servicing Agreement.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of September 30, 2003, among CompuCredit, as Servicer, CFC, as Transferor, the Issuer and the Indenture Trustee, and all amendments and supplements thereto.

“Transferred Interest” shall mean, for any Monthly Period, an undivided percentage interest in all Receivables equal to the percentage obtained by subtracting the percentage representing the Retained Interest for such Monthly Period from 100%.

“Trust Agreement” shall mean the CompuCredit Credit Card Master Note Business Trust III Trust Agreement, dated as of September 30, 2003, between CFC and Wilmington Trust FSB, as the same may be amended, modified or otherwise supplemented from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01. Purchase.

(a) By execution of this Agreement, Columbus Bank does hereby sell, transfer, assign, set over and otherwise convey, to CompuCredit (collectively, the “Conveyance”), without recourse except as provided herein, all its right, title and interest in, to and under the Receivables (other than the Retained Interest therein) existing on September [__], 2003 and thereafter created from time to time until the termination of this Agreement pursuant to Article VI hereof, all monies due and or to become due, all amounts received with respect thereto, and the right to receive Interchange and Recoveries with respect to such Receivables (other than with respect to the Retained Interest therein) (all of the foregoing being referred to herein as the “Purchased Assets”).

(b) In connection with such Conveyance, Columbus Bank agrees (i) to cooperate with CompuCredit, and CompuCredit agrees to record and file, at the expense of CompuCredit, any financing statements (and amendments to such financing statements) with respect to the Transferred Interest in the Receivables and the other Purchased Assets now existing and hereafter created, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from Columbus Bank to CompuCredit and (ii) that such financing statements shall name Columbus Bank, as seller, and CompuCredit, as purchaser, of the Receivables and the other Purchased Assets; and CompuCredit agrees to deliver a file-stamped copy of such financing statements or other evidence of such filings to CFC and the Indenture Trustee as assignee of CFC as soon as is practicable after filing. Columbus Bank hereby authorizes and ratifies all such filings.

(c) In connection with such Conveyance, Columbus Bank and CompuCredit further agree that they will, on or prior to the date hereof and as new Columbus Accounts are originated, indicate in their computer files or microfiche lists that the Transferred Interest in the Receivables created in connection with the Columbus Accounts has been conveyed to CompuCredit in accordance with this Agreement.

(d) The parties hereto intend that the conveyance of Columbus Bank’s right, title and interest in and to the Receivables (other than the Retained Interest) and the other Purchased Assets shall constitute a sale conveying good title free and clear of any liens, claims, encumbrances or rights of others from Columbus Bank to CompuCredit and that the Receivables (other than the Retained Interest) and the other Purchased Assets shall not be part of Columbus Bank’s estate in the event of the insolvency of Columbus Bank or a conservatorship, receivership or similar event with respect to Columbus Bank. It is the intention of the parties hereto that the arrangements with respect to the Receivables (other than the Retained Interest) and the other Purchased Assets shall constitute a purchase and sale of such Receivables (other than the Retained Interest) and the other Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and Columbus Bank hereby grants to CompuCredit a first priority perfected security interest in all of Columbus Bank’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables (other than the Retained Interest) and the other Purchased Assets.

(e) With respect to charged-off Columbus Accounts that have been conveyed to CompuCredit under the Affinity Agreement, the parties hereto acknowledge that any Receivables that arise in such charged-off Columbus Accounts after the date such account is conveyed to CompuCredit are not the subject of this Agreement.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

The purchase price for the Conveyance with respect to the Transferred Interest in the Receivables and the other Purchased Assets which come into existence on or after the date hereof shall be payable on the dates and in the amounts specified in the Affinity Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of Columbus Bank Relating to Columbus Bank.

(a) Representations and Warranties of Columbus Bank Relating to Columbus Bank. Columbus Bank hereby represents and warrants to, and agrees with, CompuCredit as of the date hereof that:

(i) Organization. Columbus Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia.

(ii) Capacity; Authority; Validity. Columbus Bank has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the “Conveyance Papers”) and the consummation by Columbus Bank of the transactions contemplated hereby and by the Conveyance Papers have been duly authorized by all necessary corporate action on the part of Columbus Bank, and this Agreement has been duly executed and delivered by Columbus Bank and constitutes the valid and binding obligation of Columbus Bank and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii) Compliance. All aspects of the Program, all terms of the Columbus Accounts and the Cardholder Agreements, and all Solicitation Materials and other related documents, materials and agreements supplied or communicated in any form to Cardholders, prospective Cardholders or others in connection with the Program comply and will comply in all material respects with applicable law and regulations.

(iv) Conflicts; Defaults. Neither the execution and delivery of this Agreement or the Conveyance Papers by Columbus Bank nor the consummation of the transactions contemplated by this Agreement and the Conveyance Papers by Columbus Bank will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Columbus Bank is a party or by which Columbus Bank is bound, (B) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of Columbus Bank, (C) result in the creation of any lien, charge or encumbrance upon any of the Columbus Accounts or the Receivables or the other Purchased Assets (except pursuant to the terms hereof), or (D) require the consent or approval of any other party to any contract, instrument or commitment to which Columbus Bank is a party or by which it is bound. Columbus Bank is not subject to any agreement with any regulatory authority which would prevent the consummation by Columbus Bank of the transactions contemplated by this Agreement.

(v) Litigation. At the date of this Agreement, there is not pending any claim, litigation, proceeding, arbitration, investigation or material controversy before any governmental authority to which Columbus Bank is a party, which adversely affects any of its assets or the ability of Columbus Bank to consummate the transactions contemplated hereby, and, to the best of Columbus Bank’s knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(vi) No Consent; Etc. At the date of this Agreement, no consent of any person (including without limitation any stockholder or creditor of Columbus Bank) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required (other than those previously obtained and delivered to CompuCredit and other than the filing of financing statements in connection with the transfer of the Transferred Interest) in connection with the execution or delivery of this Agreement or the Conveyance Papers by Columbus Bank, the validity of this Agreement or the Conveyance Papers with respect to Columbus Bank, the enforceability of this Agreement or the Conveyance Papers against Columbus Bank, the consummation by Columbus Bank of the transactions contemplated hereby or by the Conveyance Papers, or the performance by Columbus Bank of its obligations hereunder and under the Conveyance Papers.

(vii) FDIC Insurance. The deposit accounts of Columbus Bank are, and at all times during the term hereof will remain, insured up to applicable limits by the Federal Deposit Insurance Corporation.

(b) Notice of Breach. Upon discovery by either Columbus Bank or CompuCredit of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, CFC, the Owner Trustee and the Indenture Trustee within three Business Days following such discovery.

Section 4.02. Representations and Warranties of Columbus Bank Relating to the Agreement and the Receivables.

(a) Representations and Warranties. Columbus Bank hereby represents and warrants to CompuCredit as of the date hereof that:

(i) this Agreement and any Conveyance Paper each constitutes a legal, valid and binding obligation of Columbus Bank enforceable against Columbus Bank in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and state banking corporations in particular from time to time in effect or general principles of equity;

(ii) the Transferred Interest in each Receivable and the other Purchased Assets have been conveyed to CompuCredit free and clear of any Lien arising through or under Columbus Bank on such Purchased Assets and each Receivable is free and clear of any Lien;

(iii) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Columbus Bank in connection with the conveyance of Receivables (except the Retained Interest) and the other Purchased Assets to CompuCredit have been duly obtained, effected or given and are in full force and effect; and

(iv) this Agreement constitutes a valid sale, transfer and assignment to CompuCredit of all right, title and interest of Columbus Bank in the Receivables (other than the Retained Interest therein) and the proceeds thereof and the Interchange (other than the Retained Interest therein) payable pursuant to this Agreement and the Recoveries (other than the Retained Interest therein) payable pursuant to this Agreement, or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected “security interest” (as defined in the UCC) in such property to CompuCredit, which, in the case of existing Receivables (other than the Retained Interest therein) and the proceeds thereof and said Interchange (other than the Retained Interest therein), is enforceable upon execution and delivery of this Agreement and which will be enforceable with respect to such Receivables (other than the Retained Interest therein) hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, CompuCredit shall have a first priority perfected security or ownership interest in such property and proceeds.

(b) Notice of Breach. Upon discovery by either Columbus Bank or CompuCredit of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party, CFC, the Owner Trustee and the Indenture Trustee within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. Columbus Bank hereby acknowledges that CompuCredit intends to rely on the representations hereunder in connection with representations made by CompuCredit to its assignees including but not limited to in connection with transfers made by CompuCredit to CFC, the transfer by CFC to the Issuer pursuant to the Transfer and Servicing Agreement, and the grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture.

Section 4.03. Representations and Warranties of CompuCredit.

(a) Representations and Warranties of CompuCredit. As of the date hereof, CompuCredit hereby represents and warrants to, and agrees with, Columbus Bank that:

(i) Organization. CompuCredit is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

(ii) Capacity; Authority; Validity. CompuCredit has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by

CompuCredit of the transactions contemplated hereby and by the Conveyance Papers have been duly and validly authorized by all necessary action on the part of CompuCredit, and this Agreement has been duly executed and delivered by CompuCredit and constitutes the valid and binding obligation of CompuCredit and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii) Conflicts; Defaults. Neither the execution and delivery of this Agreement or the Conveyance Papers by CompuCredit nor the consummation of the transactions contemplated by this Agreement and the Conveyance Papers by CompuCredit, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which CompuCredit is a party or by which it is bound, (ii) violate the certificate of incorporation or bylaws, or other equivalent organizational document of CompuCredit, (iii) require any consent or approval under any judgment, order, writ, decree, permit or license to which CompuCredit is a party or by which it is bound, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which CompuCredit is a party or by which it is bound. CompuCredit is not subject to any agreement with any regulatory authority which would prevent the consummation by CompuCredit of the transactions contemplated by this Agreement.

(iv) Litigation. There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which CompuCredit is a party and by which it is bound, which adversely affects CompuCredit’s ability to consummate the transactions contemplated hereby and, to the best of CompuCredit’s knowledge, no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(v) No Consent, Etc. No consent of any person (including without limitation any stockholder or creditor of CompuCredit) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required (other than those previously obtained and delivered to Columbus Bank and other than the filing of financing statements in connection with the transfer of the Purchased Assets) in connection with the execution or delivery of this Agreement or the Conveyance Papers by CompuCredit, the validity or enforceability of this Agreement or the Conveyance Papers against CompuCredit, the consummation of the transactions contemplated hereby or by the Conveyance Papers, or the performance of CompuCredit of its obligations hereunder and under the Conveyance Papers.

(b) Notice of Breach. Upon discovery by CompuCredit or Columbus Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01. Covenants of Columbus Bank.

(a) Covenants of Columbus Bank. Columbus Bank hereby covenants and agrees with CompuCredit as follows:

(i) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of a Columbus Account, Columbus Bank will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC).

(ii) Security Interests. Except for the conveyances hereunder, Columbus Bank will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with CompuCredit’s ownership of the Transferred Interest in the Receivables and the other Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien (arising through or under Columbus Bank) on, any Receivable or the Transferred Interest therein or the other Purchased Assets, whether now existing or hereafter created, or any interest therein, and Columbus Bank shall not claim any ownership interest in the Receivables (except for its Retained Interest in the Receivables) or the other Purchased Assets and shall defend the right, title and interest of CompuCredit in, to and under the Transferred Interest in the Receivables and the other Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under Columbus Bank.

(iii) Columbus Account Allocations. Allocations between the Transferred Interest and the Retained Interest in the Receivables and the other Purchased Assets shall be made in accordance with the terms of the Affinity Agreement. In the event that Columbus Bank is unable for any reason to transfer the Transferred Interest in the Receivables to CompuCredit in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 6.02 or any order of any Governmental Authority), then, in any such event, Columbus Bank agrees (except as prohibited by any such order) to allocate and pay to CompuCredit, after the date of such inability, all collections with respect to the Transferred Interest in the Receivables and the other Purchased Assets, including collections in respect of the Transferred Interest in the Receivables and the other Purchased Assets transferred to CompuCredit prior to the occurrence of such event, and all amounts which would have constituted such collections but for Columbus Bank’s inability to transfer the Transferred Interest in the Receivables and the other Purchased Assets (up to an aggregate amount equal to the amount of the Transferred Interest in the outstanding Receivables transferred to CompuCredit prior to such date). For the purpose of the immediately preceding sentence, CompuCredit and Columbus Bank shall treat the first received of such collections with respect to the Columbus Accounts as allocable to CompuCredit until CompuCredit shall have been allocated and paid collections in an amount equal to the aggregate amount of the Transferred Interest in the Principal

Receivables as of the date of the occurrence of such event. If Columbus Bank and CompuCredit are unable pursuant to any Requirements of Law to allocate such collections as described above, Columbus Bank and CompuCredit agree that, after the occurrence of such event, payments on each Columbus Account with respect to the principal balance of such Columbus Account shall be allocated first to the oldest principal balance of such Columbus Account and shall have such payments applied as collections in respect thereof in accordance with the terms of this Agreement and the Affinity Agreement. The parties hereto agree that Collections with respect to the Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables, the Transferred Interest in which have been conveyed to CompuCredit, shall continue to be property of CompuCredit to the extent of the Transferred Interest therein notwithstanding any cessation of the transfer of additional Transferred Interests in Principal Receivables to CompuCredit and collections with respect thereto shall continue to be allocated and paid in accordance with this Agreement and the Affinity Agreement.

(iv) Delivery of Collections or Recoveries. In the event that Columbus Bank receives collections of Receivables or Recoveries, Columbus Bank agrees to pay to CompuCredit the Transferred Interest in respect of such collections of Receivables and Recoveries as soon as practicable after receipt thereof.

(v) Notice of Liens. Columbus Bank shall notify CompuCredit promptly after becoming aware of any Lien on any Receivable or on the Transferred Interest therein or the Retained Interest therein other than the conveyances hereunder, under the CFC Purchase Agreement, the Transfer and Servicing Agreement and the Indenture.

(vi) Documentation of Transfer. Columbus Bank shall cooperate with CompuCredit in filing, and CompuCredit shall file the documents (at the expense of CompuCredit) which would be necessary to perfect and maintain the perfection of the transfer of the Purchased Assets to CompuCredit. Columbus Bank hereby authorizes and ratifies all such filings.

(vii) Official Records. Columbus Bank shall maintain this Agreement as a part of its official records.

(b) CompuCredit covenants that it will provide Columbus Bank with such information as Columbus Bank may reasonably request to enable Columbus Bank to determine compliance with the covenants contained in this Section 5.01.

[END OF ARTICLE V]

ARTICLE VI

TERM AND PURCHASE TERMINATION

Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Affinity Agreement.

Section 6.02. Purchase Termination. If Columbus Bank voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to Columbus Bank or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against Columbus Bank, or Columbus Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a “Dissolution Event”), Columbus Bank shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making or suspension, as the case may be (the “Appointment Date”), immediately cease to transfer the Transferred Interest in Principal Receivables to CompuCredit and shall promptly give notice to CompuCredit, CFC, the Owner Trustee and the Indenture Trustee of such Dissolution Event. Notwithstanding any cessation of the transfer to CompuCredit of additional Transferred Interests in Principal Receivables, Transferred Interests in Principal Receivables transferred to CompuCredit prior to the occurrence of such Dissolution Event and collections in respect of such Transferred Interests in Principal Receivables and Transferred Interests in Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables, shall continue to be property of CompuCredit.

[END OF ARTICLE VI]

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Columbus Bank and CompuCredit in accordance with this Section 7.01. This Agreement and any Conveyance Papers may be amended from time to time by Columbus Bank and CompuCredit (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the purchase price and (v) to change, modify, delete or add any other obligation of CompuCredit or Columbus Bank; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 7.01 shall be effective unless CompuCredit has been notified in writing that the Rating Agency Condition has been satisfied with respect thereto and CompuCredit has provided an officer’s certificate to the Indenture Trustee as assignee of CFC to the effect that CompuCredit reasonably believes that such amendment will not have an Adverse Effect; provided, further, that such action shall not (as evidenced by an officer’s certificate delivered to the Indenture Trustee) adversely affect in any material respect the interest of the Indenture Trustee or the Noteholders unless the Owner Trustee and the Indenture Trustee shall consent thereto. A copy of any amendment to this Agreement shall be sent to the Rating Agencies.

Section 7.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of CompuCredit, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia 30346, Attention: Treasurer (facsimile no. (770) 206-6183), (b) in the case of Columbus Bank, 901 Front Avenue, Suite 202, Columbus, Georgia 31901 or P.O. Box 120, Columbus, Georgia 31902-0120, Attention: President (facsimile no. (706) 649-4808), (c) in the case of the Owner Trustee, CompuCredit Credit Card Master Note Business Trust III c/o Wilmington Trust FSB, 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89109, Attention Corporate Trust Administration (facsimile no. (702) 866-2244), (d) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, 12E, New York, New York 10286, Attention: Cassandra Shedd (facsimile no. (212) 815-5544), or (e) in the case of CFC, CompuCredit Funding Corp. III, c/o Wilmington Trust FSB, 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89109, Attention Corporate Trust Administration (facsimile no. (702) 866-2244); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05. Assignment. Notwithstanding anything to the contrary contained herein, other than any assignment of all or any portion of CompuCredit’s right, title, and interest in, to, and under this Agreement to CFC or the Issuer or the grant of a security interest therein to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers as contemplated by the CFC Purchase Agreement, the Transfer and Servicing Agreement, the Indenture and Section 7.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that CompuCredit shall have the right to assign its right, title and interest in, to and under this Agreement to (i) any successor by merger assuming this Agreement, or (ii) to any entity; provided that the Rating Agency has advised CompuCredit that the Rating Agency Condition has been satisfied with respect thereto.

Section 7.06. Acknowledgement and Agreement of Columbus Bank; Conflicts with Affinity Agreement. By execution below, Columbus Bank expressly acknowledges and agrees that all or any portion of CompuCredit’s right, title, and interest in, to, and under this Agreement, including, without limitation, all or any portion of CompuCredit’s right, title, and interest in and to the Receivables purchased pursuant to this Agreement, may be assigned by CompuCredit to CFC and by CFC to the Issuer, and may be pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers, and Columbus Bank consents to such assignments and pledge. Columbus Bank further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against CompuCredit, due to a breach by CompuCredit of this Agreement or for any other reason, and notwithstanding the bankruptcy of CompuCredit or any other event whatsoever, in no event shall Columbus Bank assert any claim on or any interest in the Transferred Interest in the Receivables and the other Purchased Assets or any proceeds thereof or take any action which would reduce or delay receipt by the Issuer or the Indenture Trustee of collections with respect to the Transferred Interest in the Receivables and the other Purchased Assets.

In the event of any conflict between the provisions of this Agreement and the provisions of the Affinity Agreement, the provisions of this Agreement shall govern.

Section 7.07. Further Assurances. Columbus Bank and CompuCredit agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other party of any change in the name or the type or jurisdiction of organization of such party.

Section 7.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Columbus Bank or CompuCredit, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. CFC, the Issuer and the Indenture Trustee shall be third-party beneficiaries of this Agreement.

Section 7.11. Merger and Integration. Except as specifically stated otherwise herein, the Affinity Agreement, as supplemented by this Agreement and the Conveyance Papers, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Affinity Agreement as amended and supplemented by this Agreement and the Conveyance Papers. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.13. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive conveyance of the Transferred Interest in the Receivables by Columbus Bank to CompuCredit, by CompuCredit to CFC and thereafter to the Issuer pursuant to the Transfer and Servicing Agreement and the grant of a security interest therein by the Issuer to the Indenture Trustee pursuant to the Indenture.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, CompuCredit and Columbus Bank have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT CORPORATION

By:	/s/ J. Paul Whitehead III
Name: J. Paul Whitehead III
Title: Chief Financial Officer

COLUMBUS BANK AND TRUST COMPANY

By:	/s/ James R. Farrar
Name: James R. Farrar
Title: Senior Vice President